     As filed with the Securities and Exchange Commission on April 18, 2000
                                             Registration No. 333 - ___________

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

--------------------------------------------------------------------------------
                               AVANT! CORPORATION
             (Exact Name of Registrant as Specified on Its Charter)

                  Delaware                                      94-3133226
--------------------------------------------------------------------------------
(State or Other Jurisdiction of                          (I.R.S. Employer
 Incorporation or Organization)                           Identification No.)

                              46871 Bayside Parkway
                                Fremont, CA 94538
              (Address of Principal Executive Offices and Zip Code)

                             --------------------------
                      1995 STOCK OPTION/STOCK ISSUANCE PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plans)

                                  Gerald C. Hsu
                      President and Chief Executive Officer
                              46871 Bayside Parkway
                                Fremont, CA 94538
                                 (510) 413-8000
                    (Name and Address, and Telephone Number,
                   Including Area Code, of Agent For Service)

                             ---------------------
                                    Copy to:
                               Susan Thorner, Esq.
                              Phyllis Solomon, Esq.
                           Farella Braun & Martel LLP
                              235 Montgomery Street
                          San Francisco, CA 94104-3159

                                               Calculation of Registration Fee


----------------------------------------   ------------------    -------------------    --------------------   -------------------
Title of securities to be registered       Amount to be          Proposed               Proposed maximum       Amount of
                                           registered(1)         maximum offering       aggregate offering     registration fee(3)
                                                                 price per share(2)     price(2)
----------------------------------------   ------------------    -------------------    --------------------   -------------------
1995 STOCK OPTION/STOCK ISSUANCE PLAN        500,000 shares
Common Stock (par value $.001)


EMPLOYEE STOCK PURCHASE PLAN                 500,000 shares
Common Stock (par value $.001)
                                                                        $11.25          $11,125,000                 $2,937
----------------------------------------   ------------------    -------------------    --------------------   -------------------



(1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2) Estimated pursuant to Rule 457(h) solely for purposes of determining the registration fee of $2,937, which represents the average of the high and low prices of the Common Stock reported on the Nasdaq Stock Market on April 13, 2000.

(3) Calculated pursuant to Rule 457(c) on the basis of the average of the high and low prices of the Common Stock reported on the Nasdaq Stock Market on April 13, 2000.

                                     PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         The Company hereby incorporates by reference in this Registration Statement the following documents:

         a. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

         b. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") since December 31, 1999; and

         c. The description of the Company's capital stock contained in the Company's Registration Statement No. 0-25864 on Form 8-A filed with the Securities and Exchange Commission (the "Commission") on April 12, 1995 pursuant to Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, also shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

                  Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act"). The Company's Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Company's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Company has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide the Company's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

         The Company also maintains insurance policies which insure the directors and officers of the Company against certain liabilities including claims arising out of alleged wrongful acts by such persons in their respective capacities as directors and officers of the Company, subject to certain exceptions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not Applicable.

ITEM 8.  EXHIBITS.

                  3.1      Restated Certificate of Incorporation of the
                           Company(1)

                  3.2      Amended and Restated Bylaws of the Company(2)

                  4.1 Rights Plan dated September 4, 1998 between the Registrant and Harris Trust Company of California(3)

                  5 Opinion and consent of Farella Braun & Martel LLP regarding the legality of the securities being registered

                  23.1     Consent of Independent Auditors



--------

(1) Incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 33-91128) as declared effective on June 6, 1995.

(2) Incorporated by reference from the Company's Current Report on Form 8-K filed with the Commission on September 18, 1998.

(3) Incorporated by reference from the Company's Registration Statement on Form 8-A12G filed with the Commission on September 18, 1998.

                  23.2     Consent of Farella Braun & Martel LLP (included in
                           Exhibit 5)

                  24       Power of attorney (included in signature page hereof)

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Company's Annual Report pursuant to Section

13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Avant! Corporation, a Delaware corporation, do hereby constitute and appoint Gerald C. Hsu and Sam Chang, each individually and without the others, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact and agents, each with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the 1933 Act, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                                   SIGNATURES

         Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on the 14th day of April, 2000.


                                 AVANT! CORPORATION

                                 By   /s/ Gerald C. Hsu
                                     ---------------------------------------
                                      Gerald C. Hsu
                                      President and Chief Executive Officer



         Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons, in the capacities indicated on the 14th day of April, 2000.


          Signature                             Title
         -----------                           -------


      /s/ Gerald C. Hsu                President, Chief Executive Officer and
     --------------------------             Chairman of the Board of Directors
      Gerald C. Hsu                         (Principal Executive Officer)

      /s/ Sam Chang                    Head of Finance and Treasurer (Principal
     --------------------------      Financial Officer and Principal Accounting
      Sam Chang                                      Officer)



      /s/ Moriyuki Chimura                          Director
     --------------------------
      Moriyuki Chimura



      /s/ Charles St. Clair                         Director
     --------------------------
      Charles St. Clair



      /s/ Kenneth Tai                               Director
     --------------------------
      Kenneth Tai



      /s/ Daniel D. Taylor                          Director
     --------------------------
      Daniel D. Taylor

                                 EXHIBIT INDEX




   Exhibit No.                                Description
  -------------                             -----------------


     5                              Opinion of Farella Braun & Martel LLP

     23.1                           Consent of Independent Public Accountants
